EXHIBIT 10.1

                              ASSIGNMENT AGREEMENT

                      DATED THIS 31ST DAY OF OCTOBER, 2000.

BETWEEN:

         AGGRESSIVE AMERICAN CAPITAL PARTNERS, INC. , a Nevada Corporation, with business offices at 1475 Terminal Way, Suite E, Reno, NV, 89502 - 3225. ("Assignor")

AND:

         IMMULABS CORPORATION, a Colorado Corporation, with business offices at 15945 Quality Trail N., Scandia, MN 55073. ("Assignee")

WHEREAS:

a) Pursuant to an Option Agreement ("Option Agreement"), the Assignor has been assigned all right, title and interest to acquire Quest Research Group Inc. ("Quest") and the technologies produced by Quest (collectively, the "Rights").

b) Pursuant to a Stock Acquisition Agreement, the Assignor has acquired a significant majority interest in the ownership of the Assignee (the "Interest").

c) The Assignor wishes to assign, and the Assignee wishes to be assigned, all the Rights, for good and valuable consideration.

d) Given the Interest of the Assignor, the Assignor believes it to be in its best interest to enter into this Assignment.

e) Given the commercial potential of the Rights, the Assignee believes it to be in its best interest to enter into this Assignment.

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NOW THEREFORE WITNESSETH:

That in consideration of the premises, covenants, agreements, representations, warranties and payments herein contained, and the sum of $10.00 (ten dollars), the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1. The Assignor hereby transfers and assigns all right, title and interest under the Option Agreement to the Assignee.

2. This Assignment Agreement constitutes the entire agreement between the parties and there are no representations or warranties, expressed or implied, statutory or otherwise, other than those expressly set forth herein.

3. This Assignment Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

4. This Assignment Agreement may be executed in several parts in the same form and such parts so executed shall together shall form one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Assignment Agreement.

5. The parties hereto agree that in the event of any disagreement or dispute between them they shall first attempt to remedy the dispute be mediation or arbitration. In the event that the parties cannot agree to the appointment of an independent mediator or arbitrator then the parties hereto will accept the appointment of a mediator or arbitrator appointed by the Court. If the dispute cannot be remedied through mediation or arbitration then the dispute shall be resolved by a Court of competent jurisdiction.

In witness whereof, the parties hereto have agreed to and have caused this Assignment Agreement to be executed effective as of the date first above written.

Authorized Signatures:


Aggressive American Capital Partners, Inc.
Per:



-------------------------------------    -----------------------------
Bruce Deildal, Authorized Signatory                  Witness


Immulabs Corporation
Per:



-------------------------------------    ----------------------------
Benjamin Traub, Authorized Signatory                 Witness